UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2024
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TOURMALINE BIO, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40384 (Commission File Number)	83-2377352 (I.R.S. Employer Identification No.)
27 West 24th Street, Suite 702 New York, NY (Address of principal executive offices)	10010 (Zip Code)
Registrant's telephone number, including area code: (646) 481-9832
Not Applicable (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2024, the Board of Directors of Tourmaline Bio, Inc. (the “Company”) appointed Ryan Robinson to serve as the Company’s Chief Financial Officer and Treasurer, effective as of June 25, 2024 (the “Effective Date”). This position is a promotion from Mr. Robinson’s current position serving as the Company’s Interim Chief Financial Officer, Vice President, Finance, Controller and Treasurer. Mr. Robinson will continue to serve as Principal Financial Officer and Principal Accounting Officer, which designations he has held since October 2023. Mr. Robinson’s biographical data is incorporated herein by reference as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2024.

In connection with Mr. Robinson’s appointment as Chief Financial Officer, the Company entered into a confirmatory offer letter (the “Offer Letter”) with Mr. Robinson, effective as of the Effective Date. Pursuant to the Offer Letter, Mr. Robinson’s annual base salary is $445,000 effective as of the Effective Date, and he is eligible to receive an annual target cash incentive payment of up to 40% of his annual base salary, applicable to base salary earned from the Effective Date. In addition, effective as of the Effective Date, Mr. Robinson was granted an option award to purchase 76,400 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant. One fourth (25%) of this option will vest on the one-year anniversary of October 18, 2023, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Robinson’s “continuous service” (as defined in the Company’s 2023 Equity Incentive Plan (the “2023 Plan”)) through each such date. The specific terms of this option will be governed by the terms of the 2023 Plan and form award agreement thereunder.

In connection with Mr. Robinson’s appointment as Chief Financial Officer, the Company and Mr. Robinson also entered into a participation agreement under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”) on the same terms as Dr. Kevin Johnson, the Company’s Chief Regulatory Officer, as described in the Company’s proxy statement filed with the SEC on April 19, 2024, which description is incorporated herein by reference. The Severance Plan and a form of the participation agreement thereunder were previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2023, and are incorporated herein by reference.

In addition to Mr. Robinson’s participation in the Severance Plan, Mr. Robinson’s Offer Letter provides that in the event Mr. Robinson’s employment with the Company terminates as a result of his death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Code and the regulations thereunder), Mr. Robinson’s heirs (in the case of his death) or Mr. Robinson (in the case of his disability) will be entitled to receive a lump sum payment equal to 3 months of Mr. Robinson’s base salary in effect at the time of such separation from service.

The foregoing description of the Offer Letter and the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024, and (ii) the Severance Plan.

There are currently no arrangements or understandings between Mr. Robinson and any other person pursuant to which Mr. Robinson was selected as an executive officer. There are no family relationships between Mr. Robinson and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Robinson, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer and Treasurer, the Company entered into its standard form of indemnification agreement with Mr. Robinson. The form of indemnification agreement was previously filed by the Company as Exhibit 10.6 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.

Date: June 27, 2024	By:	/s/ Brad Middlekauff
	Name:	Brad Middlekauff
	Title:	Corporate Secretary